UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2014

OUTERWALL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

1800 – 114th Avenue SE Bellevue, Washington		98004
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2014, the Board of Directors (the “Board”) of Outerwall Inc. (“Outerwall”) appointed Seth Bernstein as a member of the Board, effective immediately. Mr. Bernstein was placed in the class of directors whose current term expires at Outerwall’s 2016 Annual Meeting of Stockholders.

Mr. Bernstein has served as the president of Pegasus Advisory Group (a private equity firm) since October, 2014. He served as global vice-president for business development and strategy for NCR Corporation (a global technology company) from 2012 to 2014. Prior to joining NCR, Mr. Bernstein was owner and chief executive officer of Empower Software Solutions (a national provider of human resources solutions) from 2007 to 2011. Mr. Bernstein is also a director of Lighting Science Group Corporation (a provider of light emitting diode lighting technology), and serves on the board of directors of Spirit Music Group (a music publishing company), Six Senses Hotels Resorts Spas (a hospitality management company) and several other private companies.

Mr. Bernstein will receive the standard compensation received by Outerwall non-employee directors. The standard compensation arrangements received by Outerwall non-employee directors are generally as described in Outerwall’s definitive proxy statement on Schedule 14A filed on April 30, 2014 with the Securities and Exchange Commission, as updated, effective January 1, 2014, and described in Exhibit 10.31 to Outerwall’s Annual Report on Form 10-K filed on February 6, 2014 with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTERWALL INC.

Date: December 8, 2014	By:	/s/ Donald R. Rench
Donald R. Rench
Chief Legal Officer, General Counsel and Corporate Secretary